Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Edward P. Williams Interim Principal Financial Officer

MID PENN BANCORP, INC. REPORTS SECOND QUARTER EARNINGS INCREASE OF 20% AND DECLARES DIVIDEND

July 22, 2015 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank, today reported net income available to common shareholders for the quarter ended June 30, 2015  of $1,952,000, or $0.46 per common share,  a 20.6% increase over the same period in 2014.  Net income available to common shareholders for the six months ended June 30, 2015 was $2,828,000, or $0.71 per common share, a 7.1% decrease from the same period in 2014.  Excluding merger and acquisition expenses incurred in conjunction with the acquisition of Phoenix Bancorp, Inc. (“Phoenix”), and the corresponding tax impact, net income available to common shareholders for the six months ended June 30, 2015 would have been $3,379,000, an increase of 11.0% over the unadjusted results for the six months ended June 30, 2014.  Mid Penn also reported increases of $162,862,000 in total assets, $156,537,000 in total loans, and $121,920,000 in total deposits over June 30, 2014.  The comparability of the financial condition and results of operations as of and for the three and six month periods ended June 30, 2015 and 2014, in general, have been impacted by the acquisition of Phoenix.  The recorded amounts of assets purchased and liabilities assumed in the Phoenix acquisition may be adjusted for up to one year subsequent to the acquisition.  Such adjustments, if any, are not expected to be significant.

PRESIDENT’S STATEMENT

I am pleased to announce Mid Penn’s financial results for the three and six months ended June 30, 2015.  The second quarter net income available to common shareholders of $1,952,000 represents Mid Penn’s best quarter ever, surpassing the previous record holder of the second quarter of 2014.  Additionally, in the second quarter, Mid Penn completed the integration of its systems with Phoenix with no customer interruption, bringing a successful conclusion to the acquisition of Phoenix.  We are extremely pleased with the warm reception Mid Penn’s style of community banking has received throughout the Phoenix footprint and look forward to expanding the successes our newest team members have experienced so far.

We are encouraged by the financial results thus far in 2015 and remain focused on quality asset growth, improving the net interest margin, controlling operating expenses, and stabilizing noninterest income.  We remain committed to franchise expansion through organic geographic expansion and merger and acquisition, as evidenced by our acquisition of Phoenix in March 2015, the opening of a new retail location in Elizabethtown, Lancaster County in February 2015, and the opening of a new retail location on Simpson Ferry Road in Mechanicsburg, Cumberland County on June 29, 2015.

On behalf of the Board of Directors, I also announce today that Mid Penn is declaring a cash dividend of $0.12 per common share based on second quarter earnings.  This is Mid Penn’s nineteenth consecutive quarter of paying a cash dividend and it represents a 20% improvement over the previous quarter’s dividend.  The dividend is payable August 24, 2015 to shareholders of record on August 5, 2015.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income increased $1,735,000, or 25.7%, to $8,486,000 for the quarter ended June 30, 2015 from $6,751,000 during the quarter ended June 30, 2014.  Through the first six months of 2015, net interest income increased $2,501,000, or 19.2%, to

$15,524,000, from $13,023,000 during the same period in 2015.  Net interest income was positively impacted by the Phoenix acquisition and also increased due to strong loan growth and a lower cost of funds in 2015.

For the three months ended June 30, 2015, Mid Penn’s tax-equivalent net interest margin increased to 4.22%, versus 4.16% for the three months ended June 30, 2014.  For the six months ended June 30, 2015, Mid Penn’s tax-equivalent net interest margin increased to 4.10%, versus 4.08% for the six months ended June 30, 2014.  Included in the three and six months ended June 30, 2015 was the recognition of $452,000 in income from the successful resolution of three legacy Phoenix loans acquired with credit deterioration.

Noninterest Income

Noninterest income increased $319,000, or 41.2%, during the second quarter of 2015 versus the same period in 2014.  During the six months ended June 30, 2015, noninterest income, excluding securities gains, increased $347,000, or 22.9%, versus the six months ended June 30, 2014.  Both periods were positively impacted by the addition of Phoenix to the income stream.  Items of particular note are detailed below for both three and six month periods.

Income from fiduciary activities decreased during the three and six months ended June 30, 2015 versus the same periods in 2014 due to a change in the commission structure.  Mortgage banking income increased in the three and six months ended June 30, 2015 over June 30, 2014.  Improved real estate activity throughout Mid Penn’s footprint and favorable interest rate conditions have contributed to increasing revenue from this business line.    Merchant services income decreased for the three and six months ended June 30, 2015 versus the same periods in 2014.  This variance is the result of increased competition in that business line.  Mid Penn has experienced significant activity in Small Business Administration (“SBA”) loans during the quarter and year to date as we see more qualified borrowers and take advantage of Mid Penn’s Preferred Lender status with the SBA.

During the first quarter of 2015, Mid Penn took advantage of opportunities within its investment portfolio to better align the portfolio for a rising interest rate environment thereby increasing realized gains on sales of investments.

Noninterest Expense

Noninterest expenses increased $1,574,000, or 31.1%, during the second quarter of 2015, versus the same period in 2014.  During the six months ended June 30, 2015, noninterest expenses increased $3,476,000, or 35.5%, versus the six months ended June 30, 2014.  Both periods were impacted by the addition of Phoenix to the expense stream.  Items of particular note are detailed below for both three and six month periods.

Salaries and employee benefits increased during the six months ended June 30, 2015 versus the same period in 2014.  The increase was driven by the addition of the Phoenix employees to Mid Penn’s employee pool, an increase in staffing levels due to Mid Penn’s entry into the Lancaster County and Mechanicsburg markets, and an increase in lending personnel and support staff to augment the expanding reach of Mid Penn.  Occupancy expenses for the three and six months ended June 30, 2015 were impacted by the inclusion of rent for the new Corporate Administration offices on North Front Street in Harrisburg and the new Elizabethtown branch office.  Equipment, PA bank shares tax, marketing and advertising, software licensing, telephone, and other expenses all saw increases related to the inclusion of Phoenix’s normal operating expenses to Mid Penn’s expense stream during the quarter and year-to-date.  Legal and professional fees increased during the six months ended June 30, 2015 compared to the same period in 2014 due to the increase in consultant fees incurred for cyber penetration testing of Mid Penn’s computer network, as well as for the implementation of Mid Penn’s mobile banking app and new payroll system in the first quarter.  Merger and acquisition expenses of $784,000 in connection with the acquisition of Phoenix were incurred during the six months ended June 30, 2015.

FINANCIAL CONDITION

The increase in Mid Penn’s total assets was impacted by the inclusion of Phoenix’s assets and liabilities on the balance sheet.  In addition to this, the loan growth also came as a result of business development efforts by a more experienced loan team. Short-term borrowings increased $7,361,000 from $7,620,000 at June 30, 2014 to $14,981,000 at June 30, 2015.  Long-term debt also increased over this time from $33,054,000 at June 30, 2014 to $51,421,000 at June 30, 2015 as a prudent and planned asset liability management strategy to take advantage of low long-term borrowing rates and to fund loan growth.

Investments

Mid Penn’s total available-for-sale securities portfolio decreased $5,638,000 from $142,836,000 at June 30, 2014 to $137,198,000 at June 30, 2015.  Due to the growth in the loan portfolio, Mid Penn has utilized the cash flows from the investment portfolio to supplement deposits and borrowings in funding this growth.

Loans

Total loans at June 30, 2015 were $705,152,000 compared to $548,615,000 at June 30, 2014, an increase of $156,537,000, or 28.5%.  Along with the addition of Phoenix’s loan portfolio, the other main driver of Mid Penn’s loan growth has been in the commercial loan area, specifically in commercial and industrial, and commercial real estate loans.  Mid Penn has realigned its commercial loan team over the past five years and now has professional lenders who focus their efforts on developing and maintaining complete business relationships versus a previous focus on prospect-specific speculative real estate financing.  We believe the positive results of this transformation are now evident and position us properly for the future.

Deposits

Total deposits increased $121,920,000 from $632,005,000 at June 30, 2014 to $753,925,000 at June 30, 2015.  The largest increases over the last twelve months were in the noninterest bearing demand, savings, and time deposit categories, increasing $93,019,000 from June 30, 2014 to June 30, 2015, mainly due to the inclusion of Phoenix’s deposits.  Mid Penn continues its less aggressive strategy on the retention of money market and certificate of deposit accounts as local competitors have initiated high-priced specials to attract funds.  Mid Penn has accomplished this by allowing non-relationship money market and time deposits to run off and shift the funding composition towards lower-cost deposits, including public funds.  This strategy, coupled with strong earning assets, has provided positive momentum to net interest income during 2015.

Capital

Shareholders’ equity increased by $15,825,000, or 27.5%, at June 30, 2015 from $57,560,000 at June 30, 2014, primarily due to the issuance of 723,851 shares valued at $11,292,000 in common equity as merger consideration in the Phoenix acquisition.  The remaining increase in equity is mainly attributable to an increase in retained earnings from the normal operations of Mid Penn.

Mid Penn Bank’s regulatory capital ratios at June 30, 2015 and June 30, 2014 exceed all regulatory (well-capitalized) minimums.

ASSET QUALITY

Total nonperforming assets at June 30, 2015 amounted to $9,341,000, or 1.32% of loans and other real estate owned as of such date, compared to $12,173,000, or 2.21% of loans and other real estate owned as of June 30, 2014.  This improvement has primarily been the result of well-structured workout plans, which have yielded very positive results, including improved delinquency, as well as the addition of the Phoenix loan portfolio into the equation.

Mid Penn had net charge-offs of $465,000 during the first six months of 2015, compared to net charge-offs of $1,009,000 during the same period in 2014.  On an annualized basis, net charge-offs at June 30, 2015 were 0.14% of average total loans compared to 0.37% at June 30, 2014.

Following its model for loan and lease loss allowance adequacy, management recorded a $300,000 provision for the three months ended June 30, 2015, compared to a provision of $275,000 for the three months ended June 30, 2014.  During the six months ended June 30, 2015, the provision for loan and lease losses was $600,000, compared to $822,000 for the six months ended June 30, 2014.  The allowance for loan and lease losses as a percentage of total loans was 0.97% at June 30, 2015, compared to 1.12% at June 30, 2014. This ratio was impacted by the inclusion of the Phoenix loan portfolio in the calculation coupled with the elimination of Phoenix’s allowance for loan and lease losses in conformity with GAAP purchase accounting treatment.  Loan loss reserves as a percentage of non-performing loans was 79.9% at June 30, 2015 compared to 55.3% at the same point in 2014.  Management believes, based on information currently available, that the allowance for loan and lease losses of $6,851,000 is adequate as of June 30, 2015 to provide for losses that can be reasonably anticipated.

Mid Penn recognizes asset quality as a high priority and continues its efforts to mitigate future losses through capturing and monitoring credit risk within the portfolio, as well as proactively working with its customers.  Furthermore, active monitoring and follow-up will continue on loans previously charged off in order to realize recoveries when borrowers’ conditions have improved.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands)	As of June 30,		Change
	2015	2014	$	%

Total Assets	$899,342	$736,480	$162,862	22.1%

Total Loans	705,152	548,615	156,537	28.5%

Total Deposits	753,925	632,005	121,920	19.3%

Core Deposits	683,722	585,480	98,242	16.8%

Total Equity	73,385	57,560	15,825	27.5%

OPERATING HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2015	2014	$	%	2015	2014	$	%

Net Interest Income	$8,486	$6,751	$1,735	25.7%	$15,524	$13,023	$2,501	19.2%

Net Income Available to Common Shareholders	1,952	1,619	333	20.6%	2,828	3,043	(215)	-7.1%

Basic Earnings per Common Share	0.46	0.46	0.00	0.0%	0.71	0.87	(0.16)	-18.4%

Return on Average Equity	11.21%	12.11%	N/A	-7.5%	8.36%	11.67%	N/A	-28.4%

ANALYSIS OF NET INTEREST INCOME (Unaudited):

	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
	2015	2014	%	2015	2014	%
Net Interest Margin	4.22%	4.16%	1.4%	4.10%	4.08%	0.49%
Cost of Funds	0.63%	0.73%	-13.7%	0.65%	0.74%	-12.16%
Yield on Earning Assets	4.77%	4.81%	-0.8%	4.67%	4.74%	-1.48%

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share and per share data)	At June 30,
	2015	2014
ASSETS
Cash and due from banks	$9,712	$11,220
Interest-bearing balances with other financial institutions	831	659
Federal funds sold	838	-
Total cash and cash equivalents	11,381	11,879
Interest-bearing time deposits with other financial institutions	5,669	5,872
Available for sale investment securities	137,198	142,836
Loans and leases, net of unearned interest	705,152	548,615
Less: Allowance for loan and lease losses	(6,851)	(6,130)
Net loans and leases	698,301	542,485
Bank premises and equipment, net	14,344	12,515
Restricted investment in bank stocks	3,824	2,729
Foreclosed assets held for sale	767	1,083
Accrued interest receivable	3,465	2,887
Deferred income taxes	2,973	2,004
Goodwill	3,919	1,016
Core deposit and other intangibles, net	735	230
Cash surrender value of life insurance	12,375	8,476
Other assets	4,391	2,468
Total Assets	$899,342	$736,480
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest bearing demand	$85,097	$49,194
Interest bearing demand	234,702	215,294
Money Market	217,914	208,421
Savings	58,048	31,161
Time	158,164	127,935
Total Deposits	753,925	632,005
Short-term borrowings	14,981	7,620
Long-term debt	51,421	33,054
Accrued interest payable	541	600
Other liabilities	5,089	5,641
Total Liabilities	825,957	678,920
Shareholders' Equity:
Series B Preferred stock, par value $1.00; liquidation value $1,000; authorized
5,000 shares; 7% non-cumulative dividend; 5,000 shares issued and outstanding at
June 30, 2015 and at June 30, 2014; total redemption value $5,100,000	5,000	5,000
Series C Preferred stock, par value $1.00; liquidation value $1,000; authorized
1,750 shares; 1% cumulative dividend; 1,750 shares issued and outstanding at
June 30, 2015 and 0 shares issued and outstanding at June 30, 2014; total redemption
value $1,750,000	1,750	-
Common stock, par value $1.00; authorized 10,000,000 shares; 4,223,695 shares
issued and outstanding at June 30, 2015 and 3,496,054 at June 30, 2014	4,224	3,496
Additional paid-in capital	40,507	29,876
Retained earnings	21,273	17,960
Accumulated other comprehensive income	631	1,228
Total Shareholders’ Equity	73,385	57,560
Total Liabilities and Shareholders' Equity	$899,342	$736,480

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
INTEREST INCOME
Interest & fees on loans and leases	$8,743	$6,925	$15,897	$13,465
Interest on interest-bearing balances	11	10	22	20
Interest and dividends on investment securities:
U.S. Treasury and government agencies	304	358	635	635
State and political subdivision obligations, tax-exempt	517	536	1,048	1,055
Other securities	68	41	199	75
Interest on federal funds sold and securities purchased under agreements to resell	1	-	1	-
Total Interest Income	9,644	7,870	17,802	15,250
INTEREST EXPENSE
Interest on deposits	980	990	1,894	1,968
Interest on short-term borrowings	11	7	22	21
Interest on long-term debt	167	122	362	238
Total Interest Expense	1,158	1,119	2,278	2,227
Net Interest Income	8,486	6,751	15,524	13,023
PROVISION FOR LOAN AND LEASE LOSSES	300	275	600	822
Net Interest Income After Provision for Loan and Lease Losses	8,186	6,476	14,924	12,201
NONINTEREST INCOME
Income from fiduciary activities	120	167	247	325
Service charges on deposits	167	136	317	263
Net gain on sales of investment securities	-	-	177	150
Earnings from cash surrender value of life insurance	71	51	127	102
Mortgage banking income	153	75	220	113
ATM debit card interchange income	196	139	351	265
Merchant services income	61	66	111	133
Net gain on sales of SBA loans	143	27	143	78
Other income	182	113	349	239
Total Noninterest Income	1,093	774	2,042	1,668
NONINTEREST EXPENSE
Salaries and employee benefits	3,440	2,843	6,760	5,391
Occupancy expense, net	496	322	950	704
Equipment expense	422	310	735	611
Pennsylvania Bank Shares tax expense	116	109	231	208
FDIC Assessment	165	139	304	271
Legal and professional fees	161	168	304	265
Director fees and benefits expense	92	76	175	155
Marketing and advertising expense	147	84	235	132
Software licensing	404	212	723	449
Telephone expense	140	100	263	196
(Gain) loss on sale/write-down of foreclosed assets	(15)	(30)	17	57
Intangible amortization	26	7	35	14
Loan collection costs	88	82	168	153
Merger and acquisition expense	-	-	784	-
Other expenses	960	646	1,598	1,200
Total Noninterest Expense	6,642	5,068	13,282	9,806
INCOME BEFORE PROVISION FOR INCOME TAXES	2,637	2,182	3,684	4,063
Provision for income taxes	593	475	677	845
NET INCOME	2,044	1,707	3,007	3,218
Series B preferred stock dividends	88	88	175	175
Series C preferred stock dividends	4	-	4	-
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,952	$1,619	$2,828	$3,043

PER COMMON SHARE DATA:
Basic Earnings Per Common Share	$0.46	$0.46	$0.71	$0.87
Cash Dividends	$0.10	$0.10	$0.20	$0.15

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.